                                                                      Exhibit 21

SUBSIDIARIES OF THE COMPANY


                                        Jurisdiction of          Immediate
Name                                    Incorporation            Parent
----                                    -------------            ------
Benjamin Moore & Co., Limited           Canada                   Company

Technical Coatings Co. Limited          Canada                   Benjamin Moore & Co.,
                                                                 Limited

Technical Coatings Co.                  Pennsylvania             Company

Alachua Tung Oil Company                Florida                  Company

Benjamin Moore & Co (NZ) Limited        New Zealand              Company

Benjamin Moore Pacific Limited          New Zealand              Benjamin Moore & Co (NZ)
                                                                 Limited

White Knight Paints Pty Ltd.            Australia                Company

the indecor group                       New Jersey               Company

J. C. Licht Co.                         Illinois                 the indecor group

Janovic/Plaza Inc.                      New York                 the indecor group

Triangle Distributors Inc.              New Jersey               Company







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